Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 •  (914) 701-8000

FOR IMMEDIATE RELEASE

Contacts: Dan Loh (Investors) – (914) 701-8200

  Beth Roach (Media) – (914) 701-6576

Atlas Air Worldwide

Reports Strong Second-Quarter Growth,

Increases Full-Year 2018 Outlook

●	Market Strength, Increased Customer Demand, Core Business Drive Record Volumes and Revenue
●	Reported Results Impacted by Warrant Accounting
●	Adjusted Income and Adjusted EBITDA Increase Sharply
●	45% to 50% Adjusted Earnings Growth Now Expected in 2018

PURCHASE, N.Y., August 2, 2018 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced strong second-quarter 2018 business growth and raised its outlook for full-year 2018, driven by market strength and increased customer demand.

“Our volumes and revenue grew to new records in the second quarter, and while reported results were impacted by warrant accounting, our adjusted income and adjusted EBITDA were sharply higher,” said President and Chief Executive Officer William J. Flynn.

“We expect to continue to build on our strong performance in the second half of 2018. Airfreight demand is solid and the global economy is growing. As a result of our strategic initiatives to grow and diversify our fleet, expand our customer base and enhance our business mix, we are meeting the growing needs of our customers, driving our results and extending our leadership in global aviation outsourcing.

“For the full year, we now expect our revenue to exceed $2.6 billion. We project adjusted EBITDA to increase to more than $520 million. And we anticipate our full-year adjusted net income will grow by 45% to 50% compared with 2017, up from our prior outlook of 35% to 40% growth.”

Second-Quarter Results

Volumes in the second quarter of 2018 increased 19% to a record 72,660 block hours, with revenue growing 29% to a record $666.1 million.

A reported loss from continuing operations, net of taxes, of $21.1 million, or $0.83 per diluted share, during the period compared with reported income of $39.0 million, or $0.92 per diluted share, in the second quarter of 2017. Reported results in the second quarter of 2018 included an unrealized loss on outstanding warrants of $50.0 million compared with an unrealized gain on outstanding warrants of $13.8 million in the year-ago period, as well as a special charge of $9.4 million related to engines held for sale.

On an adjusted basis, income from continuing operations, net of taxes, in the second quarter of 2018 increased $20.6 million to $49.7 million, or $1.75 per diluted share, from $29.1 million, or $1.09 per diluted share, in the year-ago quarter. Adjusted EBITDA increased $23.1 million over the year-ago period to $125.5 million.

Reported and adjusted results for the second quarter included an after-tax benefit of $6.8 million related to a refund of aircraft rent paid in previous years. Reported and adjusted results for the period also included an after-tax benefit of $3.1 million mainly related to the timing of non-heavy maintenance expense initially expected to occur in the second quarter that is now anticipated to take place in the third quarter.

ACMI segment contribution in the second quarter of 2018 was relatively unchanged from the prior-year period, as a significant increase in block-hour volumes and a higher average rate per block hour were offset by higher heavy maintenance expense and amortization of deferred maintenance costs. Block hours grew 19% during the period, reflecting increased 767 flying for Amazon, the start-up of 747-400 flying for several new customers, and the redeployment of 747-8F aircraft from the Charter segment to ACMI. The increase in the average rate during the quarter primarily reflected the impact of increased 747-8F and 747-400F flying for new customers.

Higher Charter segment contribution during the period was primarily driven by increases in military cargo and passenger demand, an increase in commercial cargo volumes, and higher aircraft utilization, partially offset by the redeployment of 747-8 aircraft to the ACMI segment. Higher average rates during the quarter primarily reflected higher fuel prices and the impact of Charter capacity purchased from ACMI customers that had no associated Charter block hours.

In Dry Leasing, higher segment contribution primarily reflected the placement of additional 767-300 converted freighter aircraft throughout the second half of 2017 and first half of 2018, as well as the placement of a 777-200 freighter in early 2018.

Higher unallocated income and expenses, net during the quarter primarily reflected an increase in unallocated interest expense, fleet growth initiatives, and amortization of a customer incentive asset.

Reported earnings in the second quarter of 2018 also included an effective income tax rate of 159.6%, due mainly to nondeductible changes in the value of outstanding warrants. On an adjusted basis, our results reflected an effective income tax rate of 16.2%.

Cash and Short-Term Investments

At June 30, 2018, our cash and cash equivalents, short-term investments and restricted cash totaled $245.4 million, compared with $305.5 million at December 31, 2017.

The change in position resulted from cash used for investing activities, partially offset by cash provided by operating and financing activities.

Net cash used for investing activities during the first half of 2018 primarily related to capital expenditures and payments for flight equipment and modifications, including the acquisition of 777-200 aircraft, 767-300 aircraft to be converted to freighter configuration, spare engines and GEnx engine performance upgrade kits.

Net cash provided by financing activities during the period primarily reflected proceeds from our financings of 777-200 and 767-300 aircraft, partially offset by payments on debt obligations.

Half-Year Results

Reported results for the six months ended June 30, 2018 reflected a loss from continuing operations, net of taxes, of $11.5 million, or $0.45 per diluted share, primarily due to an unrealized loss on financial instruments of $57.8 million related to outstanding warrants and a special charge of $9.4 million related to engines held for sale. Results for the first half compared with income from continuing operations of $39.1 million, or $1.13 per diluted share, which included an unrealized gain on financial instruments of $8.6 million, for the six months ended June 30, 2017.

On an adjusted basis, first-half 2018 income from continuing operations, net of taxes, totaled $73.5 million, or $2.62 per diluted share, compared with $37.4 million, or $1.39 per diluted share, in the first half of 2017.

Reported and adjusted results for the first half of 2018 also included $9.8 million of after-tax benefits related to the refund of aircraft rent and $3.1 million related to the timing of non-heavy maintenance expense discussed earlier.

Raising 2018 Outlook

We are raising our outlook for 2018 to reflect our strong first-half results and our continued expectation of significant volume, revenue, and earnings growth.

Globally, economic activity is expanding. The airfreight market is solid, and airfreight tonnage continues to grow from record levels.

As a result, we see volumes rising approximately 19% to around 300,000 block hours in 2018, with about 75% of the hours in ACMI and the balance in Charter.

For the full year, we expect our revenue to exceed $2.6 billion, our adjusted EBITDA to increase to more than $520 million, and our adjusted net income to grow by 45% to 50% compared with 2017.

Aircraft maintenance expense in 2018 is expected to total approximately $330 million, mainly reflecting an increase in daily line maintenance due to the anticipated growth in block hours. Depreciation and amortization is expected to total approximately $220 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $105 to $115 million, mainly for parts and components for our fleet.

We also expect our full-year 2018 adjusted effective income tax rate to be approximately 15%.

For the third quarter of 2018, we expect adjusted EBITDA to exceed $120 million, and adjusted net income to increase by an upper -30% to lower -40% level compared with third-quarter 2017 adjusted net income of $29.7 million.

During the third quarter, we expect our Titan dry-leasing subsidiary to renew its participation in an aircraft-leasing incentive program in Singapore. As a result, we expect to record a deferred income tax benefit of approximately $8.2 million in the third quarter and to benefit from a reduced income tax rate going forward.

Also in the third quarter, we anticipate a ratification bonus related to an interim agreement to enhance the terms and conditions of employment of our Southern Air, Inc. pilots. The agreement is subject to ratification by the Southern Air pilots in a process that we expect to be completed by mid-August.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s second-quarter 2018 financial and operating results at 11:00 a.m. Eastern Time on Thursday, August 2, 2018.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the second-quarter call) or at the following Web address:

https://edge.media-server.com/m6/p/emxsgrj5

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through August 9 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 2709038#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income (loss) from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

●

Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; and Adjusted Diluted EPS from continuing operations, net of taxes, provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted income from continuing operations, net of taxes.

●	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

●	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers a broad array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that

Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; failure or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations with our pilots’ union; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; changes to our provisional estimates of the impact of the U.S. Tax Cuts and Jobs Act of 2017; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2018 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publically any forward-looking statement to reflect future events or circumstances.

*    *    *

Atlas Air Worldwide Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Operating Revenue	$666,145	$517,366	$1,256,159	$992,761

Operating Expenses
Salaries, wages and benefits	129,176	111,488	254,258	215,575
Aircraft fuel	129,706	83,486	226,009	165,918
Maintenance, materials and repairs	88,236	64,769	173,115	137,585
Depreciation and amortization	50,834	40,986	100,464	78,880
Travel	42,358	34,891	82,205	67,249
Aircraft rent	40,281	33,792	79,805	69,865
Navigation fees, landing fees and other rent	37,698	25,255	73,295	43,790
Passenger and ground handling services	30,202	23,573	58,264	48,696
Gain on disposal of aircraft	-	(93)	-	(147)
Special charge	9,374	-	9,374	-
Transaction-related expenses	240	1,396	510	2,312
Other	47,094	39,345	97,345	80,523

Total Operating Expenses	605,199	458,888	1,154,644	910,246

Operating Income	60,946	58,478	101,515	82,515

Non-operating Expenses (Income)
Interest income	(1,388)	(1,342)	(3,112)	(2,598)
Interest expense	29,182	24,670	56,524	46,194
Capitalized interest	(1,465)	(1,931)	(3,215)	(3,711)
Unrealized loss (gain) on financial instruments	50,031	(13,763)	57,771	(8,550)
Other expense (income)	(7,277)	1,061	(11,752)	809

Total Non-operating Expenses (Income)	69,083	8,695	96,216	32,144

Income (loss) from continuing operations before income taxes	(8,137)	49,783	5,299	50,371
Income tax expense	12,986	10,739	16,794	11,292

Income (loss) from continuing operations, net of taxes	(21,123)	39,044	(11,495)	39,079
Loss from discontinued operations, net of taxes	(27)	(105)	(43)	(891)

Net Income (Loss)	$(21,150)	$38,939	$(11,538)	$38,188

Earnings (loss) per share from continuing operations:
Basic	$(0.83)	$1.55	$(0.45)	$1.55

Diluted	$(0.83)	$0.92	$(0.45)	$1.13

Loss per share from discontinued operations:
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.04)

Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.03)

Earnings (loss) per share:
Basic	$(0.83)	$1.54	$(0.45)	$1.51

Diluted	$(0.83)	$0.92	$(0.45)	$1.09

Weighted average shares:
Basic	25,565	25,257	25,501	25,210

Diluted	25,565	26,791	25,501	26,823

Atlas Air Worldwide Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$216,762	$280,809
Short-term investments	17,518	13,604
Restricted cash	11,167	11,055
Accounts receivable, net of allowance of $2,609 and $1,494, respectively	221,392	194,478
Prepaid maintenance	28,016	13,346
Prepaid expenses and other current assets	70,336	74,294

Total current assets	565,191	587,586
Property and Equipment
Flight equipment	4,812,047	4,447,097
Ground equipment	75,362	70,951
Less: accumulated depreciation	(775,605)	(701,249)
Flight equipment modifications in progress	289,751	186,302

Property and equipment, net	4,401,555	4,003,101
Other Assets
Long-term investments and accrued interest	6,570	15,371
Deferred costs and other assets	272,977	242,919
Intangible assets, net and goodwill	102,050	106,485

Total Assets	$5,348,343	$4,955,462

Liabilities and Equity
Current Liabilities
Accounts payable	$84,353	$65,740
Accrued liabilities	457,395	454,843
Current portion of long-term debt and capital lease	245,322	218,013

Total current liabilities	787,070	738,596
Other Liabilities
Long-term debt and capital lease	2,256,166	2,008,986
Deferred taxes	229,263	214,694
Financial instruments and other liabilities	299,771	203,330

Total other liabilities	2,785,200	2,427,010
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 30,560,237 and 30,104,648 shares issued, 25,575,041 and 25,292,454 shares outstanding (net of treasury stock), as of June 30, 2018 and December 31, 2017, respectively	306	301
Additional paid-in-capital	726,357	715,735
Treasury stock, at cost; 4,985,196 and 4,812,194 shares, respectively	(204,051)	(193,732)
Accumulated other comprehensive loss	(4,390)	(3,993)
Retained earnings	1,257,851	1,271,545

Total stockholders’ equity	1,776,073	1,789,856

Total Liabilities and Equity	$5,348,343	$4,955,462

[1]	Balance sheet debt at June 30, 2018 totaled $2,501.5 million, including the impact of $93.5 million of unamortized discount and debt issuance costs of $49.1 million.
[2]	The face value of our debt at June 30, 2018 totaled $2,644.1 million, compared with $2,378.8 million on December 31, 2017.

Atlas Air Worldwide Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Six Months Ended
	June 30, 2018	June 30, 2017
Operating Activities:
Income (loss) from continuing operations, net of taxes	$(11,495)	$39,079
Less: Loss from discontinued operations, net of taxes	(43)	(891)

Net Income (Loss)	(11,538)	38,188

Adjustments to reconcile Net Income (Loss) to net cash provided by operating activities:
Depreciation and amortization	121,606	90,842
Accretion of debt securities discount	(512)	(604)
Provision for allowance for doubtful accounts	1,179	134
Special charge, net of cash payments	9,374	-
Unrealized loss (gain) on financial instruments	57,771	(8,550)
Gain on disposal of aircraft	-	(147)
Deferred taxes	16,561	11,000
Stock-based compensation	10,627	10,579
Changes in:
Accounts receivable	(27,699)	(5,204)
Prepaid expenses, current assets and other assets	(10,815)	(36,067)
Accounts payable and accrued liabilities	9,357	12,636

Net cash provided by operating activities	175,911	112,807
Investing Activities:
Capital expenditures	(54,791)	(45,237)
Payments for flight equipment and modifications	(448,388)	(226,812)
Proceeds from investments	5,399	1,941
Proceeds from disposal of aircraft	-	147

Net cash used for investing activities	(497,780)	(269,961)
Financing Activities:
Proceeds from debt issuance	305,059	435,325
Payment of debt issuance costs	(4,781)	(10,323)
Payments of debt	(115,194)	(93,401)
Proceeds from revolving credit facility	135,000	150,000
Payment of revolving credit facility	(60,000)	(150,000)
Customer maintenance reserves and deposits received	8,169	18,062
Customer maintenance reserves paid	-	(6,384)
Proceeds from sale of convertible note warrants	-	38,148
Payments for convertible note hedges	-	(70,140)
Purchase of treasury stock	(10,319)	(9,636)

Net cash provided by financing activities	257,934	301,651
Net increase (decrease) in cash, cash equivalents and restricted cash	(63,935)	144,497
Cash, cash equivalents and restricted cash at the beginning of period	291,864	138,250

Cash, cash equivalents and restricted cash at the end of period	$227,929	$282,747

Noncash Investing and Financing Activities:

Acquisition of flight equipment included in Accounts payable and accrued liabilities	$66,944	$75,668

Acquisition of flight equipment under capital lease	$-	$32,380

Atlas Air Worldwide Holdings, Inc.

Direct Contribution

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017[1]	June 30, 2018	June 30, 2017[1]
Operating Revenue:
ACMI	$277,795	$229,179	$544,175	$429,873
Charter	346,778	255,820	631,975	499,718
Dry Leasing	39,958	28,560	76,350	55,317
Customer incentive asset amortization	(3,290)	(898)	(5,886)	(1,343)
Other	4,904	4,705	9,545	9,196

Total Operating Revenue	$666,145	$517,366	$1,256,159	$992,761

Direct Contribution:
ACMI	$52,707	$53,093	$93,579	$88,673
Charter	51,090	36,567	85,368	53,400
Dry Leasing	12,191	9,661	23,550	19,384

Total Direct Contribution for Reportable Segments	115,988	99,321	202,497	161,457

Unallocated income and expenses, net	(64,480)	(61,998)	(129,543)	(117,471)
Unrealized loss on financial instruments	(50,031)	13,763	(57,771)	8,550
Special charge	(9,374)	-	(9,374)	-
Transaction-related expenses	(240)	(1,396)	(510)	(2,312)
Gain on disposal of aircraft	-	93	-	147

Income (loss) from continuing operations before income taxes	(8,137)	49,783	5,299	50,371

Add back (subtract):
Interest income	(1,388)	(1,342)	(3,112)	(2,598)
Interest expense	29,182	24,670	56,524	46,194
Capitalized interest	(1,465)	(1,931)	(3,215)	(3,711)
Unrealized loss (gain) on financial instruments	50,031	(13,763)	57,771	(8,550)
Other expense (income)	(7,277)	1,061	(11,752)	809

Operating Income	$60,946	$58,478	$101,515	$82,515

[1]

The direct contribution amounts for the ACMI and Charter segments and the unallocated income and expenses, net above have been revised to reflect immaterial adjustments. The Company does not believe the impact to the previously issued consolidated financial statements was material.

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding special charges, transaction-related expenses, nonrecurring items, losses (gains) on the disposal of aircraft, losses on early extinguishment of debt, unrealized losses (gains) on financial instruments, gains on investments, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.

Reconciliation to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2018	June 30, 2017	Percent Change
Income from continuing operations, net of taxes	$(21,123)	$39,044	NM
Impact from:
Gain on disposal of aircraft	-	(93)
Special charge[1]	9,374	-
Costs associated with transactions[2]	240	1,396
Accrual for legal matters and professional fees	345	263
Noncash expenses and income, net[3]	7,455	3,651
Unrealized loss (gain) on financial instruments	50,031	(13,763)
Income tax effect of reconciling items	3,403	(1,383)

Adjusted income from continuing operations, net of taxes	$49,725	$29,115	70.8%

Weighted average diluted shares outstanding	25,565	26,791
Add: dilutive warrant[4]	2,264	-
dilutive convertible notes	450	-
effect of convertible note hedges[5]	(450)	-
dilutive restricted stock	572	-

Adjusted weighted average diluted shares outstanding	28,401	26,791

Adjusted Diluted EPS from continuing operations, net of taxes	$1.75	$1.09	60.6%

	For the Six Months Ended
	June 30, 2018	June 30, 2017	Percent Change
Income from continuing operations, net of taxes	$(11,495)	$39,079	NM
Impact from:
Gain on disposal of aircraft	-	(147)
Special charge[1]	9,374	-
Costs associated with transactions[2]	510	2,311
Accrual for legal matters and professional fees	563	337
Noncash expenses and income, net[3]	14,130	6,063
Unrealized loss (gain) on financial instruments	57,771	(8,550)
Income tax effect of reconciling items	2,656	(1,704)

Adjusted income from continuing operations, net of taxes	$73,509	$37,389	96.6%

Weighted average diluted shares outstanding	25,501	26,823
Add: dilutive warrant[4]	1,958	-
dilutive convertible notes	225	-
effect of convertible note hedges[5]	(225)	-
dilutive restricted stock	547	-

Adjusted weighted average diluted shares outstanding	28,006	26,823

Adjusted Diluted EPS from continuing operations, net of taxes	$2.62	$1.39	88.5%

[1]	Special charge in 2018 primarily represented a loss on engines held for sale.

[2]	Costs associated with our acquisition of Southern Air.

[3]

Noncash expenses and income, net in 2018 and 2017 primarily related to amortization of debt discount on the convertible notes and amortization of the customer incentive asset related to the outstanding warrants.

[4]

Dilutive warrants represent potentially dilutive common shares related to the outstanding warrants. These shares were excluded from Diluted EPS from continuing operations, net of taxes prepared in accordance with GAAP when they would have been antidilutive.

[5]	Impact of the economic benefit from the convertible notes hedges in offsetting dilution from the convertible notes.

Atlas Air Worldwide Holdings, Inc.

Reconciliation to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

For the Three Months Ended
September 30, 2017
Income (loss) from continuing operations, net of taxes	$(24,195)
Impact from:
Loss on disposal of aircraft	211
Costs associated with transactions	1,355
Accrual for legal matters and professional fees	1,264
Noncash expenses and income, net	5,474
Charges associated with refinancing debt	167
Unrealized loss on financial instruments	44,775
Income tax effect of reconciling items	643

Adjusted income from continuing operations, net of taxes	$29,694

For the Twelve Months Ended
December 31, 2017
Income from continuing operations, net of taxes	$224,338
Impact from:
U.S. Tax Cuts and Jobs Act bonus	3,684
Loss (gain) on disposal of aircraft	(31)
Special charge	106
Costs associated with transactions	4,772
Accrual for legal matters and professional fees	4,129
Noncash expenses and income, net	17,934
Charges associated with refinancing debt	167
Unrealized loss on financial instruments	12,533
Income tax effect of reconciling items	(3,962)
Income tax effect of U.S. Tax Cuts and Jobs Act	(129,977)

Adjusted income from continuing operations, net of taxes	$133,693

Atlas Air Worldwide Holdings, Inc.

Reconciliation to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2018	June 30, 2017
Net Cash Provided by Operating Activities	$106,786	$94,153
Less:
Capital expenditures	28,700	23,564
Capitalized interest	1,465	1,931

Free Cash Flow[1]	$76,621	$68,658

	For the Six Months Ended
	June 30, 2018	June 30, 2017
Net Cash Provided by Operating Activities	$175,911	$112,807
Less:
Capital expenditures	54,791	45,237
Capitalized interest	3,215	3,711

Free Cash Flow[1]	$117,905	$63,859

1 Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

 Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.

Reconciliation to Non-GAAP Measures

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Income (loss) from continuing operations, net of taxes	$(21,123)	$39,044	$(11,495)	$39,079
Income tax expense	12,986	10,739	16,794	11,292

Income from continuing operations before income taxes	(8,137)	49,783	5,299	50,371
Noncash expenses and income, net[1]	7,455	3,651	14,130	6,063
Gain on disposal of aircraft	-	(93)	-	(147)
Special charge[2]	9,374	-	9,374	-
Costs associated with transactions[3]	240	1,396	510	2,311
Accrual for legal matters and professional fees	345	263	563	337
Unrealized loss (gain) on financial instruments	50,031	(13,763)	57,771	(8,550)

Adjusted pretax income	59,308	41,237	87,647	50,385

Interest expense, net[4]	22,637	19,117	42,899	36,234
Other non-operating expenses (income)	(7,277)	1,061	(11,752)	809

Adjusted operating income	74,668	61,415	118,794	87,428

Depreciation and amortization	50,834	40,986	100,464	78,880

EBITDA, as adjusted[5]	$125,502	$102,401	$219,258	$166,308

Income tax expense	$12,986	$10,739	$16,794	$11,292
Income tax effect of reconciling items[6]	3,403	(1,383)	2,656	(1,704)

Adjusted income tax expense	9,583	12,122	14,138	12,996
Adjusted pretax income	$59,308	$41,237	$87,647	$50,385

Adjusted effective tax rate	16.2%	29.4%	16.1%	25.8%

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments, and amortization of customer incentive related to outstanding warrants.

[2]	Special charge in 2018 primarily represented a loss on engines held for sale.

[3]	Costs associated with our acquisition of Southern Air.

[4]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments.

[5]

Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, gain on disposal of aircraft, special charge, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized loss (gain) on financial instruments, as applicable.

[6]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

Atlas Air Worldwide Holdings, Inc.

Operating Statistics and Traffic Results

(Unaudited)

	For the Three Months Ended		Increase/	For the Six Months Ended		Increase/
	June 30, 2018	June 30, 2017	(Decrease)	June 30, 2018	June 30, 2017	(Decrease)
Block Hours
ACMI	53,230	44,819	8,411	103,092	83,735	19,357
Charter	18,981	15,899	3,082	35,041	31,684	3,357
Cargo	13,887	11,288	2,599	25,278	22,228	3,050
Passenger	5,094	4,611	483	9,763	9,456	307
Other	449	570	(121)	1,022	985	37

Total Block Hours	72,660	61,288	11,372	139,155	116,404	22,751

Revenue Per Block Hour
ACMI	$5,219	$5,113	$106	$5,279	$5,134	$145
Charter	$18,270	$16,090	$2,180	$18,035	$15,772	$2,263
Cargo	$18,436	$16,119	$2,317	$18,262	$15,710	$2,552
Passenger	$17,815	$16,020	$1,795	$17,448	$15,918	$1,531

Average Utilization (block hours per day)
ACMI[1]	8.7	9.1	(0.4)	8.5	8.9	(0.4)
Charter
Cargo	10.8	10.3	0.5	10.3	9.4	0.9
Passenger	9.3	7.6	1.7	9.0	7.7	1.3

All Operating Aircraft[1,2]	9.1	9.3	(0.2)	8.9	9.0	(0.1)

Fuel
Charter
Average fuel cost per gallon	$2.42	$1.85	$0.57	$2.30	$1.86	$0.44
Fuel gallons consumed (000s)	53,508	45,229	8,279	98,458	89,156	9,302

[1]

ACMI and All Operating Aircraft averages in the second quarter and first six months of 2018 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2017.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.

Operating Statistics and Traffic Results

(Unaudited)

	For the Three Months Ended		Increase/	For the Six Months Ended		Increase/
	June 30, 2018	June 30, 2017	(Decrease)	June 30, 2018	June 30, 2017	(Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	9.0	7.6	1.4	9.0	7.3	1.7
747-400 Cargo	16.2	14.1	2.1	16.0	13.4	2.6
747-400 Dreamlifter	3.1	3.2	(0.1)	3.1	3.1	-
777-200 Cargo	5.0	5.0	-	5.0	5.0	-
767-300 Cargo	19.3	8.2	11.1	18.3	7.0	11.3
767-200 Cargo	9.0	9.0	-	9.0	9.0	-
737-400 Cargo	5.0	5.0	-	5.0	5.0	-
747-400 Passenger	-	1.0	(1.0)	0.5	1.0	(0.5)
767-200 Passenger	1.0	1.0	-	1.0	1.0	-

Total	67.6	54.1	13.5	66.9	51.8	15.1
Charter
747-8F Cargo	1.0	2.3	(1.3)	1.0	2.6	(1.6)
747-400 Cargo	12.6	9.7	2.9	12.2	10.4	1.8
767-300 Cargo	0.5	-	0.5	0.4	-	0.4
747-400 Passenger	2.0	2.0	-	2.0	2.0	-
767-300 Passenger	4.0	4.7	(0.7)	4.0	4.8	(0.8)

Total	20.1	18.7	1.4	19.6	19.8	(0.2)
Dry Leasing
777-200 Cargo	7.0	6.0	1.0	6.7	6.0	0.7
767-300 Cargo	15.6	5.8	9.8	14.8	4.7	10.1
757-200 Cargo	1.0	1.0	-	1.0	1.0	-
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	1.0	1.0	-	1.0	1.0	-

Total	25.6	14.8	10.8	24.5	13.7	10.8

Less: Aircraft Dry Leased to CMI customers	(16.6)	(5.8)	(10.8)	(15.5)	(4.7)	(10.8)

Total Operating Average Aircraft Equivalents	96.7	81.8	14.9	95.5	80.6	14.9

Out of Service[2]	-	-	-	-	-	-

1 ACMI average fleet excludes spare aircraft provided by CMI customers.

2 Out of service aircraft temporarily parked during the period.